SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            December 31, 2012

ONSTREAM MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Florida

(State or Other Jurisdiction of Incorporation)

  000-22849                                                                          65-0420146

(Commission File Number)                                    (IRS Employer Identification Number)

   1291 SW 29 Avenue, Pompano Beach, Florida 33069

(Address of executive offices and Zip Code)

(954) 917-6655

(Registrant's Telephone Number, Including Area Code)

______________________________

(Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]             Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

[ ]             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]             Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02       Unregistered Sales of Equity Securities

On December 31, 2012 we issued 437,500 common shares to CCJ Trust (“CCJ”), in exchange for the 17,500 shares of Series A-13 Convertible Preferred Stock (“Series A-13”) held by them. CCJ is a trust for the adult children of Mr. Charles Johnston, one of our directors, and he disclaims any beneficial ownership interest in CCJ. Additional disclosures in connection with this conversion, including recent modifications to the Certificate of Designation, Preferences and Rights for the Series A-13, are set forth in our Form 8-K dated December 26, 2012 and filed with the SEC.

On December 31, 2012 we issued 82,000 restricted common shares to J&C Resources (“J&C”) under the terms of a contract for financial consulting services to be rendered to us by J&C for the twelve months ending December 31, 2013. Mr. Charles Johnston is the president of J&C.

We are obligated for $350,000 to three parties (the “Investors”) under notes secured by certain capital equipment and originally issued as part of a $1.0 million financing in 2008 (the “Equipment Notes”), which was to be payable on July 15, 2013. On December 31, 2012 we issued an aggregate of 140,000 restricted common shares to the Investors in exchange for a modification of the scheduled principal payment date to payments of $100,000 on November 15, 2013, $150,000 on December 15, 2013 and $100,000 on December 31, 2013 (collectively, the “Maturity Dates”). The interest rate remained at 12% per annum, with the next interest payment (for the preceding six months) due on April 30, 2013 and a final interest payment due on the Maturity Dates.

In connection with above, we also agreed to issue the Investors an aggregate of 583,335 restricted common shares (split into two tranches on January 15 and June 30, 2013), which will be credited upon issuance as a reduction of the outstanding Equipment Notes balance, using a price of $0.30 per share and (after both tranches are issued) resulting in a Credited Value of $175,000 and a remaining outstanding Equipment Notes balance of $175,000. Upon issuance of these shares, the remaining outstanding Equipment Notes balance will no longer be convertible into any additional common shares.

On the Maturity Dates, the Recognized Value shall be calculated as the sum of the following two items – (i) the gross proceeds to the Investors from the sales of the shares issued per the above plus (ii) the value of the shares issued per the above and still held by the Investors and not sold, using the average ONSM closing bid price per share for the ten (10) trading days prior to the Maturity Dates. If the Recognized Value exceeds the Credited Value, then the outstanding Equipment Notes balance shall be reduced, but to no less than zero, by 50% (fifty percent) of such excess. If the Credited Value exceeds the Recognized Value, then the outstanding Equipment Notes balance shall be increased by such excess.

The common shares discussed above were offered and sold without the related offers and sales being registered under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission promulgated thereunder), in reliance on an exemption set forth in Section 4(2) thereof.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONSTREAM MEDIA CORPORATION

	By:	/s/ Robert E. Tomlinson
January 4, 2013		Robert E. Tomlinson, CFO